Exhibit 21.1

SUBSIDIARIES
The following table sets forth information as to Coherent's subsidiaries as of September 28, 2019 all of which are included in the consolidated financial statements. Coherent owns 100% of the outstanding voting securities of such corporations noted below, either directly or indirectly.

Name	Jurisdiction of Incorporation
Nufibre Pty Ltd.	Australia
Coherent Canada Inc.	Canada
Coherent (Beijing) Commercial Company Ltd.	China
Coherent Nanjing Laser Co. Ltd.	China
Nanjing Eastern Laser Co., Ltd.	China
Nanjing Eastern Technologies Co., Ltd.	China
Rofin-Baasel China Company, Ltd.	China
Corelase Oy	Finland
Coherent France SAS	France
Baasel Lasermed GmbH	Germany
CBL Verwaltungsgesellschaft mbH	Germany
Coherent (Deutschland) GmbH	Germany
Coherent Germany GmbH	Germany
Coherent GmbH	Germany
Coherent Holding BV & Co. KG	Germany
Coherent Kaiserslautern GmbH	Germany
Coherent LaserSystems GmbH & Co. KG	Germany
Coherent Munich GmbH & Co. KG	Germany
Coherent Real Estate 1 GmbH & Co. KG	Germany
Coherent Real Estate 2 GmbH & Co. KG	Germany
Coherent Real Estate GmbH	Germany
DILAS Diodenlaser GmbH	Germany
O.R. Lasertechnologie GmbH	Germany
PMB Elektronik GmbH	Germany
Rasant-Alcotec Beschichtungstechnik GmbH	Germany
Rofin-Sinar Laser GmbH	Germany
Coherent Israel Ltd.	Israel
Coherent Italia S.r.l.	Italy
Coherent Japan KK	Japan
Rofin-Baasel Korea Co., Ltd.	Korea
COHR Malaysia SDN. BHD.	Malaysia
Coherent Scotland Limited	Scotland
Coherent Singapore Pte. Ltd.	Singapore
Rofin-Baasel Singapore Pte Ltd.	Singapore
Coherent Korea Ltd.	South Korea
Rofin-Baasel Espana S.L.	Spain
Rofin-Sinar Technologies Europe, S.L.	Spain
Optoskand AB	Sweden
Coherent Switzerland AG	Switzerland
Rofin-Baasel Taiwan Ltd.	Taiwan
Coherent (Thailand) Co. Ltd.	Thailand

Exhibit 21.1

Coherent Dutch Merger Sub B.V.	The Netherlands
Coherent Europe B.V.	The Netherlands
Coherent Rofin B.V.	The Netherlands
Coherent Shared Services B.V.	The Netherlands
COHR International Investment C.V.	The Netherlands
COHR International Trading C.V.	The Netherlands
Coherent (UK) Holdings Ltd.	United Kingdom
Coherent (UK) Limited	United Kingdom
E.S. Technology Limited	United Kingdom
MiDaz Lasers Limited	United Kingdom
Rofin-Baasel UK LIMITED	United Kingdom
Coherent Asia, Inc.	United States
Coherent International LLC	United States
Coherent Investment, LLC	United States
Coherent NA, Inc.	United States
Coherent TIOS, Inc.	United States
Ondax, Inc.	United States
Coherent Trading, LLC	United States
DILAS Diode Laser, Inc.	United States
Nufern	United States
Nufern International, Inc.	United States
Nufern US, Inc.	United States
Rofin-Baasel Inc.	United States
Rofin-Sinar Technologies LLC	United States
Coherent Services Vietnam Limited Liability Company	Vietnam